PUBLIC STORAGE, INC.
                         EXHIBIT 11 - EARNINGS PER SHARE

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                         -----------------------------------------------------
                                                                              1999               1998               1997
                                                                         -------------       -------------       -------------
                                                                          (amounts in thousands, except per share data)
EARNINGS PER SHARE:
-------------------

Net income                                                               $   287,885         $   227,019        $   178,649

Less: Preferred Stock Dividends:
   10% Cumulative Preferred Stock, Series A                                   (4,563)             (4,563)            (4,563)
   9.20% Cumulative Preferred Stock, Series B                                 (5,488)             (5,488)            (5,488)
   Adjustable Rate Preferred Stock, Series C                                  (2,024)             (2,024)            (2,213)
   9.50% Cumulative Preferred Stock, Series D                                 (2,850)             (2,850)            (2,850)
   10.00% Cumulative Preferred Stock, Series E                                (5,488)             (5,488)            (5,488)
   9.75% Cumulative Preferred Stock, Series F                                 (5,606)             (5,606)            (5,606)
   8-7/8% Cumulative Preferred Stock, Series G                               (15,309)            (15,309)           (15,309)
   8.45% Cumulative Preferred Stock, Series H                                (14,259)            (14,259)           (14,259)
   8-5/8% Cumulative Preferred Stock, Series I                                (8,625)             (8,625)            (8,625)
   8% Cumulative Preferred Stock, Series J                                   (12,000)            (12,000)            (4,133)
   8.25% Cumulative Preferred Stock, Series K                                 (9,040)                  -                  -
   8.25% Cumulative Preferred Stock, Series  L                                (7,695)                  -                  -
   8.75% Cumulative Preferred Stock, Series M                                 (1,846)                  -                  -
   8.25% Convertible Preferred Stock                                               -              (2,163)            (4,531)
   Convertible Preferred Stock, Series CC                                          -                   -            (15,328)
                                                                         -------------       -------------       -------------
Net income allocable to common shareholders                              $   193,092         $   148,644        $    90,256
                                                                         =============       =============       =============

Weighted average common and common equivalent shares outstanding:

   Basic weighted average common shares outstanding                          126,308             113,929             98,446

   Net effect of dilutive stock options - based on treasury stock
     method using average market price                                           361                 428                515
                                                                         -------------       -------------       -------------
   Diluted weighted average common shares outstanding                        126,669             114,357             98,961
                                                                         =============       =============       =============
Basic earnings per common and common equivalent share                    $      1.53         $      1.30        $      0.92
                                                                         =============       =============       =============
Diluted earnings per common and common equivalent share                  $      1.52         $      1.30        $      0.91
                                                                         =============       =============       =============

                                   Exhibit-11

                         FOR THE YEAR ENDED DECEMBER 31,
                              PUBLIC STORAGE, INC.
                         EXHIBIT 11 - EARNINGS PER SHARE

                                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                                               -----------------------------------------------------
                                                                                   1999               1998               1997
                                                                               -------------       -------------       -------------
                                                                                 (amounts in thousands, except per share data)
DILUTED EARNINGS PER SHARE, ASSUMING CONVERSION OF ANTI-DILUTIVE
----------------------------------------------------------------
   SECURITIES
   ----------

Net income allocable to common shareholders per calculation above              $   193,092         $   148,644        $    90,256

   Add: Dividends to 8.25% Convertible Preferred Stock                                   -               2,163              4,531
   Add: Dividends to Mandatory Convertible Preferred Stock, Series CC                    -                   -              1,916
                                                                               -------------       -------------       -------------
Net income allocable to common shareholders for purposes of determining
   Diluted Earnings Per Share, assuming conversion of anti-dilutive
   securities                                                                  $   193,092         $   150,807        $    96,703
                                                                               =============       =============       =============

Diluted weighed average common shares outstanding                                  126,669             114,357             98,961
                                                                               =============       =============       =============
    Pro forma  weighted  average  common  shares  assuming  conversion  of 8.25%
      Convertible Preferred Stock at date of issuance (July 15, 1994)
      until actual conversion date (July 1, 1998)                                        -               1,763              3,705

    Pro  forma  weighted  average  common  shares  assuming  conversion  of  the
      Mandatory Convertible Preferred Stock, Series CC from date of
      issuance (April 1, 1996) until date of conversion (April 1, 1997)                  -                   -                479
                                                                               -------------       -------------       -------------
Weighed average common shares for purposes of  computation  of Diluted  Earnings
   Per Share, assuming conversion of anti-dilutive securities                      126,669             116,120            103,145
                                                                               =============       =============       =============
Diluted Earnings Per Share, assuming conversion of anti-dilutive
   securities (1)                                                              $      1.52         $      1.30        $      0.94
                                                                               =============       =============       =============

(1) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.

     In addition, the In addition, theCompany has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common
     Stock subject to the attainment of certain earnings milestone by the Company. As these earnings milestones have not been met, the conversion has not been assumed.

                                   Exhibit-11